Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
Home Equity Loan Asset Backed Certificates, Series 1995-A
Pooling and Servicing Agreement dated December 06, 1995

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Distribution Date                                                                7/22/96
Collection Period                                                    06/01/96 - 06/30/96
Balances and Factors

Beginning Pool Balance                                                    447,346,567.47
Beginning Invested Amount                                                 438,399,636.12
Beginning Investor Certificate Principal Balance                          433,111,914.12

Ending Pool Balance                                                       440,781,553.30
Ending Invested Amount                                                    431,965,922.23
Ending Investor Certificate Principal Balance                             426,678,200.23

Pool Factor                                                                    0.8876148

Rates and Percentages

Certificate Rate                                                                   5.720%
Floating Allocation Percentage                                                     98.00%

Collections

Interest Collections (net of Servicing Fee)                                 3,211,300.94
Total Principal Collections                                                19,054,399.79

   Principal Collections(Net of TDA)                                       17,627,762.58
   Transfer Deposit Amounts                                                 1,426,637.21

Servicer Advances                                                                   0.00
Policy Draw Amount                                                                  0.00
Deficiency Amount                                                                   0.00

Investor Certificate Distributions (per $1,000 certificate)

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Total Investor Certificate Interest Distribution                               4.5810782
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   Investor Certificate Interest                                               4.5810782
   Carryover Amount                                                            0.0000000
   Interest on Carryover Amount                                                0.0000000
   Overdue Investor Certificate Interest                                       0.0000000
   Interest on Overdue Investor Certificate Interest                           0.0000000

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Total Investor Certificate Principal Distribution                             13.3839965
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   Principal Distribution Amount                                              13.3188547
   Investor Certificate Liquidation Loss Amount*                               0.0651418

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Total Investor Certificate Distribution                                       17.9650747
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Other Distributions
Servicing Fee                                                                 186,394.40

Reimbursement of previous Servicer Advances                                         0.00

Charge Offs, Losses, Delinquencies and REO

Current Period Charge Off Amounts                                                   0.00
Current Period Liquidation Loss Amounts                                        31,952.88
Current Period Investor Certificate Liquidation Loss Amounts                   31,313.82
Accumulated Charge Off Amounts                                                      0.00
Accumulated Liquidation Loss Amounts                                          119,291.93
Accumulated Investor Certificate Liquidation Loss Amounts                     116,631.40

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30-59 Days Delinquent

  # of Accounts                                                                      101
  Principal Balance                                                         2,780,463.09

60-89 Days Delinquent

  # of Accounts                                                                       17
  Principal Balance                                                           437,702.08

90 and Greater Days Delinquent

  # of Accounts                                                                       13
  Principal Balance                                                           420,721.17

REO

  # of Accounts                                                                        0
  Principal Balance                                                                 0.00
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Outstanding Payments/Reimbursements

Unpaid Carryover Amounts                                                            0.00

Unreimbursed Servicer Advances                                                      0.00

Unreimbursed Liquidation Loss Amount                                                0.00

Defective/Eligible Substitute Mortgage Loans

Current Period Aggregate

Defective Mortgage Loans                                                    1,557,298.43

Current Period Aggregate

Eligible Substitute Mortgage Loans                                                  0.00
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*to be paid to Investor Certificateholders

Signet Bank, as Seller and Servicer

Signed___/s/ Suzanne Bachman_____
Name: Suzanne Bachman
Title: Sr. Vice President